Exhibit 1.2

Apollo Global Management, LLC

Class A Shares

Form of Underwriting Agreement

            , 2011

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    As representatives of the several Underwriters

        named in Schedule I hereto,

Ladies and Gentlemen:

Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom                 ,                  and                  are acting as representatives (collectively, the “Representatives”), an aggregate of                  Class A shares (the “Stock”) of the Company [and, at the election of the Underwriters, up to                  additional shares of Stock] and the shareholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of                  shares [and, at the election of the Underwriters, up to                  additional shares] of Stock. The aggregate of                  shares of Stock to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of                  additional shares of Stock to be sold by the Company and the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

Each of the Company’s operating group entities listed on Schedule III hereto are referred to herein collectively as the “Apollo Operating Group”. The Company, its subsidiaries, including the Apollo Operating Group but not including funds managed by subsidiaries of the Company and entities controlled by such funds (collectively, the “Subsidiaries”), and AGM Management, LLC, a Delaware limited liability company and the manager of the Company (the “Manager”), are referred to herein collectively as the “Apollo Entities” and individually as an “Apollo Entity”. “Apollo Funds” means, collectively, all Funds (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager and “Fund” means any collective investment vehicle (whether open-ended or closed ended) including, without limitation, any such vehicle in the form of an investment company, a general and limited partnership, a trust and a company organized in any jurisdiction. The term “Affiliate” used herein has the definition given to that term under Rule 501(b) of Regulation D.

1. (a) The Company and the Manager, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-150141) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an

Underwriter through the Representatives expressly for use therein (the “Underwriter Information”), which the parties agree is limited to the information set forth on Annex I, or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1 (the “Selling Stockholder Information”);

(iii) For the purposes of this Agreement, the “Applicable Time” is                  [a.m.][p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, when supplemented with the pricing information set forth in Schedule IV(a) hereto, taken together as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule IV(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(v) Since the respective dates as of which information is given in the Pricing Prospectus, none of the Apollo Entities has sustained any material loss or interference with its business, there have been no transactions entered into by any of the Apollo Entities, other than those in the ordinary course of business, which are material with respect to the Apollo Entities taken as a whole and there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, net assets or results of operations of the Apollo Entities, taken as a whole, or the Company (each such change or development, a “Material Adverse Effect”);

(vi) Each of the Apollo Entities has good and marketable title to all personal property owned by it, in each case free and clear of all pledges, liens, security interests, claims, restrictions or encumbrances except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Apollo Entities; and any real property and buildings held under lease by the Apollo Entities are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect; none of the Apollo Entities hold any ownership interests in any material real property;

(vii) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; each of the other Apollo Entities and the Apollo Funds has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and, except as would not reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; the Company has made available to the Representatives true and correct copies of the organizational documents (including, as applicable, the charter, by-laws, limited liability company agreement, limited partnership agreement, and other organizational documents) for each of the Apollo Entities and the Apollo Funds as in effect on the date hereof and as will be in effect at the Applicable Time and each Time of Delivery;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued, and the holders thereof are not liable to the Company to make any additional capital contributions with respect to such shares; and such issued shares of capital stock conform to the description of the Stock contained in the Pricing Prospectus and the Prospectus;

(ix) All of the issued shares of capital stock of each Subsidiary (a) have been duly and validly authorized and issued, (b) in the case of any entities that are organized as corporations, are fully paid and non–assessable and, in the case of any entities that are organized as limited liability companies, the Company is not liable to such entity to make any additional capital contributions with respect to its equity interest in such entity, and (c) except for (1) interests held by employees in entities that function as investment managers or general partners of particular Apollo Funds and that, with respect to the percentage of such interests held by employees as of the date of any historical balance sheet contained in the financial statements included in the Pricing Prospectus, are reflected in non–controlling interests in consolidated subsidiaries on such balance sheets, and (2) the interests in the Apollo Operating Group entities held by AP Professional Holdings, L.P. (“APPH”) as described in the Pricing Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as would not reasonably be expected to have a Material Adverse Effect; all of the interests in each Subsidiary organized as a partnership

(a) have been duly and validly created and (b) except for (X) interests held directly or indirectly by APPH and (Y) interests held by employees in entities that function as investment managers or general partners of particular Apollo Funds and that, with respect to the percentage of such interests held by employees as of the date of any historical balance sheet contained in the financial statements included in the Pricing Prospectus, are reflected in non–controlling interests in consolidated subsidiaries on such balance sheets;

(x) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and the holders of the Shares will not be liable to the Company to make any additional capital contributions with respect to the Shares; and such Shares will conform to the description of the Stock contained in the Prospectus;

(xi) The Manager is the sole managing member of the Company, with such power and authority relating to the Company as is described in the Pricing Prospectus; and all of the equity interests issued by the Manager are owned as described in the Pricing Prospectus;

(xii)(i) All of the general partnership interests in the entities that compose the Apollo Operating Group are held solely by wholly owned subsidiaries of the Company; (ii) the limited partnership interests of the entities composing the Apollo Operating Group are held solely by wholly owned subsidiaries of the Company and by APPH in the proportion set forth in the Pricing Prospectus; and (iii) at each Time of Delivery, the Class A shares and Class B shares of the Company will, after taking into account the issuance and sale of Shares to occur at such Time of Delivery, be held by the purchasers of the Shares in this offering, the purchasers in the Rule 144A Offering (as defined in the Pricing Prospectus), the Strategic Investors (as defined in the Pricing Prospectus) and APPH in the proportions set forth in the Pricing Prospectus;

(xiii) Except as disclosed in the Pricing Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligation into or exchange any securities for, limited partner interests or other ownership interests in any of the Apollo Entities or any security convertible into or exchangeable or exercisable for partner interests or other ownership interests in any Apollo Entity;

(xiv) Prior to the date hereof, no Apollo Entity nor any Affiliate of an Apollo Entity has and, to the best knowledge of the Company, no person acting on behalf of any Apollo Entity or any Affiliate of an Apollo Entity has (a) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any Apollo Entity, including the Company and its Subsidiaries, to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Apollo Entity, including the Company and any of its Subsidiaries, other than as contemplated in this Agreement;

(xv) The issue and sale of the Shares to be sold by the Company and the compliance by each Apollo Entity with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and therein and in the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Apollo Entity or Apollo Fund is a party or by which any Apollo Entity or Apollo Fund is bound or to which any of the property or assets of any Apollo Entity or Apollo Fund is subject, except for such conflicts, breaches or defaults that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Formation or Limited Liability Company Agreement of the Company or the organizational documents of any other Apollo Entity, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Apollo Entity or any of their properties, except, other than in the case of the Certificate of Formation and Limited Liability Company Agreement of the Company or any organizational documents of any other Apollo Entity, such violations that, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company, the compliance with the provisions of this Agreement by each Apollo Entity that is a party hereto or the consummation of the transactions contemplated by therein or herein by each Apollo Entity which is a party thereto or hereto, as applicable, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xvi) None of the Apollo Entities or Apollo Funds is (a) in violation of any of its organizational documents or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Credit Agreement among Apollo Management Holdings, L.P., the Borrowers referred to therein and JPMorgan Chase Bank, N.A., dated April 20, 2007, as amended through the date hereof, or in any other indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for, in the case of clause (b), such defaults that would not reasonably be expected to result in a Material Adverse Effect;

(xvii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Shares”, insofar as they purport to constitute a summary of the terms of the Stock and the other equity interests of the Company, and under the captions “Our Structure”, “Certain Relationships and Related Party Transactions”, “Description of Indebtedness”, “Shares Eligible for Future Sale”, “Material U.S. Federal Tax Considerations” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xviii) Neither the Company nor any of its Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its partner interests, capital stock or other equity interests, from repaying any loans or advances to it from any other Apollo Entity or from transferring any of its property or assets to any other Apollo Entity, except as described in the Pricing Prospectus;

(xix) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Manager, threatened, against or affecting any Apollo Entity or Apollo Fund that would reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to have a Material Adverse Effect on the properties or assets of any Apollo Entity or Apollo Fund or on the power or ability of the Company, the Manager or any other Apollo Entity to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

(xx) This Agreement has been duly authorized, executed and delivered by the Company and the Manager;

(xxi) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxii) At the time of filing of the Initial Registration Statement the Company was not, and as of the Applicable Time is not, an “ineligible issuer,” as defined under Rule 405 under the Act;

(xxiii) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxiv) Each of the Apollo Entities maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) the Company is not aware of any material weaknesses in its internal accounting controls;

(xxv) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal accounting controls that has materially affected, or is reasonably likely to materially affect, the Company’s internal accounting controls;

(xxvi) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxvii) The financial statements (including the related notes) included in the Pricing Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operation and cash flows for the periods shown; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis; and the summary and selected financial data set forth in the Pricing Prospectus present fairly in all material respects the information shown therein;

(xxviii) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the State of Delaware or any other political subdivision or taxing authority thereof in connection with the issuance, sale or delivery of the Shares to the Underwriters;

(xxix) All tax returns required to be filed by the Apollo Entities and the Apollo Funds in all jurisdictions have been timely and duly filed, other than those filings being contested in good faith and except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no tax returns of the Apollo Entities and the Apollo Funds that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any Apollo Entities or any Apollo Funds has received notice), except where the findings of such audit would not reasonably be expected to result in a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities, have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or those that would not reasonably be expected to result in a Material Adverse Effect;

(xxx) Except as disclosed in the Pricing Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;

(xxxi) Except as disclosed in the Pricing Prospectus, each of the Company and its Subsidiaries maintains insurance covering its properties, operations, personnel and businesses that insures against such losses and risks as are adequate in accordance with its reasonable business judgment to protect the Company and its Subsidiaries and their businesses, except as would not reasonably be expected to have a Material Adverse Effect;

(xxxii) Except as disclosed in the Pricing Prospectus, there are no material business relationships or related party transactions required to be disclosed in the Registration Statement by Item 404 of Regulation S–K of the Act that are not disclosed in the Pricing Prospectus and each business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationship and transaction so described;

(xxxiii) The Company is not required to be registered, licensed or qualified as an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable; each of the Subsidiaries that is required to be registered, licensed or qualified as an investment adviser or a broker–dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as set forth in or contemplated in the Pricing Prospectus and where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxiv) The Company is not a party to any investment advisory agreement; each investment advisory agreement to which any of the Subsidiaries is a party is a valid and legally binding obligation of the Subsidiaries party thereto and in compliance with the applicable provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), except such as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and none of the Subsidiaries is in breach or violation of or in default under any such agreement which breach, violation, default or invalidity has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xxxv) Each of the Apollo Funds that is required to be registered with the Commission as an investment company under the Investment Company Act (i) is duly registered with the Commission as an investment company under the Investment Company Act, and (ii) is in compliance with Federal Securities Laws (as defined below), including compliance by each investment adviser, principal underwriter, administrator and transfer agent of such Apollo Fund, except, with respect to each of (i) and (ii), for such failure to be so registered or to have adopted such programs as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Federal Securities Laws” shall mean the Investment Company Act, the Advisers Act, the Act, the Exchange Act, the Sarbanes–Oxley Act of 2002, Title V of the Gramm–Leach Bliley Act and the rules adopted by the Commission thereunder, as well as certain applicable provisions under the Bank Secrecy Act and any rules adopted thereunder by the Commission or the Department of the Treasury;

(xxxvi) Consummation of the transactions contemplated by this Agreement will not constitute an “assignment” within the meaning of such term under the Investment Company Act (and the rules and regulations thereunder) or the Advisers Act (and the rules and regulations thereunder) of any of the investment advisory contracts to which any of the Subsidiaries is a party; nor will consummation of such transactions adversely affect in any material respect the ability of the Company and its Subsidiaries to conduct their respective businesses in compliance with applicable law as described in the Pricing Prospectus, including, but not limited to, providing investment advisory services to clients and funds, whether or not such funds are registered under the Investment Company Act;

(xxxvii) None of the Apollo Entities or the Apollo Funds, or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of any Apollo Entity or the Apollo Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith;

(xxxviii) The operations of the Apollo Entities and the Apollo Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Apollo Entities or the Apollo Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Manager, threatened, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxxix) To the knowledge of the Company, none of the Subsidiaries that act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Apollo Fund has performed any act or otherwise engaged in any conduct that would prevent such Subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such Subsidiary and Apollo Fund except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xl) Each of the Company, APO Asset Co., LLC and the Apollo Operating Group entities is treated as a partnership or disregarded entity, as the case may be, for U.S. Federal income tax purposes;

(xli) There are no material liabilities of any Apollo Entity of any kind whatsoever owing to, relating to or in connection with any Excluded Asset (as such term is defined in the Pricing Prospectus), whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability;

(xlii) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), subject to Title IV of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates, that together with the Company would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA (“ERISA Affiliates”) for employees or former employees of the Company and its ERISA Affiliates, other than any multiemployer plan within the meaning of Section 3(37) of ERISA, has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which the Company would have any material liability, excluding transactions effected pursuant to a class, statutory or administrative exemption, has occurred with respect to any such plan; (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived; and (iv) no “reportable event” (as defined in ERISA) has occurred with respect to any such plan for which the Company would have any material liability; and neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any such plan;

(xliii) None of the Apollo Entities or the Apollo Funds or, to the knowledge of the Company and the Manager, any of their respective directors, officers, agents, employees or affiliates, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Shares to be issued and sold by it, or lend, contribute or otherwise make available such proceeds to any other Apollo Entity or Apollo Fund or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(xliv)(A) Each of the individuals listed on Schedule VII holds Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Other Share-Based Awards (in each case, as defined in the Company’s 2007 Omnibus Equity Incentive Plan (the “2007 EIP”)) and shares of Stock (the “Employee Shares”) under the 2007 EIP that are subject to transfer restrictions under the 2007 EIP; pursuant to the 2007 EIP, no employee (including any former employee) is permitted to sell, transfer, assign, pledge or hypothecate its Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Other Share-Based Awards or shares of Stock without the prior consent of the administrator of the 2007 EIP (the “2007 EIP Transfer Restrictions”); and (B) California Public Employees’ Retirement System (“CalPERS”) and APOC Holdings Ltd. (“ADIA”) hold, in the aggregate, 60,000,001 shares of Stock (the “Strategic Shares”); pursuant to the Lender Rights Agreement (the “Lender Rights Agreement”), dated as of July 13, 2007, by and among the Company, the Manager, BRH Holdings GP, Ltd., ADIA and CalPERS, neither ADIA nor CalPERS may sell, transfer, assign, pledge or hypothecate its respective shares of Stock prior to the second anniversary of the date of the Prospectus without the prior consent of the Company (the “Strategic Transfer Restrictions” and, together with the 2007 EIP Transfer Restrictions, the “Transfer Restrictions”).

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling

Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the operating agreement if such Selling Stockholder is a limited liability company, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the trust agreement of such Selling Stockholder if such Selling Stockholder is a trust or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Pricing Prospectus, Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder has delivered or will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) Under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer and Trust Company, as custodian (the “Custodian”), such Selling Stockholder will deliver to the Custodian either (a) in the case of any Shares held in certificated form, certificates (the “Certificates”) in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder, or (b) in the case of any Shares held in uncertificated form, duly executed stock power or powers (the “Stock Powers”) representing all of the Shares to be sold by such Selling Stockholder hereunder.

(viii) Such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix) The Shares represented by the Certificates or Stock Powers, as applicable, held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or, in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, the Certificates or Stock Powers, as applicable, representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(x) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Pricing Prospectus and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Pricing Prospectus and the Prospectus which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Pricing Prospectus and the Prospectus or any amendment or supplement thereto.

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $                , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto) hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to                  Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. [Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each Selling Stockholder as set forth in Schedule II hereto.] Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

[The Company hereby confirms its engagement of                  as, and                  hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 2720(b)(15) of the National Association of Securities Dealers, Inc. (the “NASD”) with respect to the offering and sale of the Shares.                 , in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU”.]

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to the Representatives at least forty-eight hours in advance. The Company will cause the Certificates or Stock Powers, as applicable, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of                  (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on                 , 2011, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of: O’Melveny & Myers LLP, 7 Times Square, New York, New York 10036 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at                  p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company and the Manager, jointly and severally, agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification for) the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject itself to taxation in any jurisdiction;

(c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than as contemplated by this Agreement, pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; the Company will provide the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lock-up agreements described in Section 8(n) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information generally available on its website or by filing such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that the Company shall not be required to provide documents that are available through EDGAR or the provision of which would require public disclosure by the Company under Regulation FD;

(h) To use the net proceeds received by it from the sale of the Shares to be issued and sold by it pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Act;

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by one or more Underwriters, for a term lasting as long as the Shares are still being offered for purchase, for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be directly or indirectly assigned, sublicensed, pledged or transferred by any Underwriter; the Underwriters agree that the above website will be of high quality and will display content and offer products and services that reflect the high levels of quality associated with the Company and with the Underwriters; the Underwriters agree that the Company has the right to approve in advance all uses and placements of its trademarks, servicemarks and logos on the above website, provided that, once a use is approved, no future approval is required unless material changes are made; if any Underwriter materially breaches its quality control obligations and does not cure the same within 30 days after written notice from the Company, the Company may terminate the License; and

(m) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company shall not, and shall not permit the administrator of the 2007 EIP to, amend, waive or fail to enforce the Transfer Restrictions in respect of the Employee Shares or the Strategic Shares without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of such 180-day period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 15-day period following the last day of the 180-day period, then in each case the 180-day period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension; provided further, however, that an employee of the Company may transfer its Employee Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 5(m), (ii) by will or intestate succession, (iii) to any trust, partnership or limited liability company for the direct or indirect benefit of such employee or the immediate family of the undersigned, provided that the trustee of the trust or such partnership or limited liability company, as the case may be, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of the Representatives, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Section 5(m), (vi) in connection with the forfeiture to the Company of Shares to cover tax withholding obligations upon the vesting, exercise or delivery of restricted share units and other equity based compensation granted to the undersigned pursuant to any employee equity incentive plan existing on the date of this Agreement, or (vii) if the undersigned is an individual who is not permitted to cover tax obligations resulting from vesting, exercise or delivery of restricted share units and other equity based compensation through a forfeiture of Shares to the Company as contemplated in clause (vi), the undersigned may dispose of Shares for cash to cover such tax obligations, subject to the terms of the applicable employee equity incentive plan and other securities law restrictions.

6. The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(a) Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(b) Each Selling Stockholder severally and not jointly represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(c) Any free writing prospectus referred to in Sections 6(a) or (b) above the use of which has been consented to by the Company and the Representatives is listed on Schedule IV(b) hereto;

(d) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and any other Apollo Entity’s counsel, accountants and appraisers in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Blue Sky Memorandum (and any other Memorandum for non-U.S. jurisdictions), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under the securities laws of such jurisdictions where the Shares may be offered and sold as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (FINRA) of the terms of the sale of the Shares; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided that the Company on the one hand and the Underwriters on the other shall each bear their proportionate share (determined by the number of people attending such meetings from the Company on the one hand and the Underwriters on the other) of the costs and expenses in connection with hosting meetings with prospective purchasers of the Shares and the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the use of any chartered or private aircraft in connection with such presentation, transportation and lodging expenses incurred in connection with such presentation and expenses associated with the use of any conference rooms or similar facilities in connection with such presentations. Each Selling Stockholder covenants and agrees with the several Underwriters that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling

Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Manager and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Manager and each of the Selling Stockholders shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cravath, Swaine & Moore LLP, United States counsel for the Underwriters, shall have furnished to you such written opinions or letters, dated such Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as it may reasonably request to enable it to pass upon such matters;

(c) O’Melveny & Myers LLP, special United States counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery, substantially in the form set forth in Annex III hereto and otherwise satisfactory in substance to you;

(d) O’Melveny & Myers LLP, special United States counsel for the Company, shall have furnished to you a letter, dated such Time of Delivery, substantially in the form set forth in Annex IV hereto and otherwise satisfactory in substance to you;

(e) Each tax counsel and advisor listed on Schedule V hereto shall have furnished to you its written opinion, dated such Time of Delivery, concerning the accuracy of the tax disclosure set forth in the Pricing Prospectus in respect of the country set forth opposite the name of such counsel or advisor on Schedule V, in form and substance satisfactory to you;

(f)                 , special Anguilla counsel for APO (FC), LLC, shall have furnished to you its written opinion, dated such Time of Delivery, with respect to such matters as you may reasonably request, in form and substance satisfactory to you;

(g)                 , special Cayman Islands counsel for each of Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P. and Apollo Principal Holdings IX, L.P., shall have furnished to you its written opinions, dated such Time of Delivery, with respect to such matters as you may reasonably request, in form and substance satisfactory to you;

(h) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, substantially in the form set forth in Annex V hereto and otherwise satisfactory in substance to you; provided, however, that in rendering the opinion, such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex VI hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex VI(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex VI(b) hereto);

(j) (i) None of the Apollo Entities shall have sustained since the respective dates as to which information is given in the Pricing Prospectus any material loss or interference with its business and there have been no transactions entered into by the Apollo Entities, other than those in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, net assets or results of operations of the Apollo Entities, taken as a whole, or the Company, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Pricing Prospectus;

(k) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of any Apollo Entity by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the

Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of any Apollo Entity;

(l) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(m) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(n) The Company shall have obtained and delivered to you executed copies of lock-up agreements from each of the stockholders listed on Schedule VI hereto, in substantially the form set forth in Annex II hereto;

(o) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(p) The Company, the Manager and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, the Manager and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, the Manager and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company, the Manager and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section; and

(q) The Company and the Selling Stockholders shall have furnished to you at such Time of Delivery a cross receipt for the Shares and such further information, opinions, certificates, letters and documents as you may reasonably request.

9. (a) The Company and the Manager, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d)

under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim, whether or not such Underwriter is a party to any action or claim, as such expenses are incurred; provided, however, that the Company, the Manager and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b) Each Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the initial public offering price of the Shares as set forth in the Prospectus.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Manager and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, the Manager or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or

any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Manager and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d)) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Manager and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Manager and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Manager and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Manager or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Manager, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, the Manager and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company, the Manager and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Manager and to each person, if any, who controls the Company, the Manager or the Selling Stockholders within the meaning of the Act.

10. (a) The Company will indemnify and hold harmless                 , in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any act or omission to act or any alleged act or omission to act by                  as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of                  in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

(b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

(c) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless                 , in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting

Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, the Manager or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Sections 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Manager, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Manager or any of the Selling Stockholders, or any officer or director or controlling person of the Company or the Manager or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, none of the Company, the Manager or the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company, the Manager and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all properly documented out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company, the Manager and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7, 9 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to you as the Representatives at                 ,                 , and                 ; if to any Selling Stockholder shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company or the Manager shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, further, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, nationally recognized overnight courier or facsimile transmission to you as the Representatives at                 ,                 , and                 . Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Manager and the Selling Stockholders and, to the extent provided in Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Manager, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase or receipt.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company, the Manager and each Selling Stockholder acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Manager and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the Manager or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the Manager or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Manager or such Selling Stockholder on other matters) or any other obligation to the Company, the Manager or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company, the Manager and each Selling Stockholder have consulted their respective own legal and financial advisors to the extent they deemed appropriate. The Company, the Manager and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, the Manager or any Selling Stockholder, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Manager and the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. The Company, the Manager and each of the Underwriters and Selling Stockholders hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Manager (and their employees, representatives and other agents) and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, the Manager and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Manager and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, the Manager and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

APOLLO GLOBAL MANAGEMENT, LLC

By:
Name:
Title:

AGM MANAGEMENT, LLC

By:
Name:
Title:

[Names of Selling Stockholders]

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

By:

On behalf of each of the Underwriters

Accepted as of the date hereof:

By:
Name:
Title:

On behalf of each of the Underwriters

Accepted as of the date hereof:

By:
Name:
Title:

On behalf of each of the Underwriters